News Announcement

REMINDER:
Vitran management will conduct a conference call today, October 21st at 1:00 p.m. (Eastern), to discuss the Company’s 2004 third quarter results. Conference call dial-in: 800/731-1402 Live Webcast: http://www.vcall.com/CEPage.asp?ID=89400

CONTACT:
Richard Gaetz, President/CEO	Robert Rinderman
Sean Washchuk, VP Finance/CFO	Purdy Tran
Vitran Corporation Inc.	Jaffoni & Collins Incorporated
416/596-7664	212/835-8500 or VVN@jcir.com

FOR IMMEDIATE RELEASE

VITRAN ACHIEVES RECORD QUARTERLY PERFORMANCE ON
49 PERCENT NET INCOME INCREASE IN 2004 THIRD QUARTER

- Reports Diluted EPS of $0.36 on Revenues of $97.0 Million -

TORONTO, ONTARIO (October 21, 2004) — Vitran Corporation Inc. (AMX: VVN, TSX: VTN), a North American transportation and logistics firm, today announced record financial results for the 2004 third quarter ended September 30, 2004, the Company’s twelfth consecutive quarter of net income improvement. During the period, Vitran achieved a 49 percent increase in net income to $4.5 million, or 0.36 per diluted share on revenues of $97.0 million. In the corresponding 2003 three-month period, Vitran had net income of $3.0 million, or $0.30 per diluted share on revenues of $84.9 million (all figures reported in $U.S.).

Vitran’s 2004 third quarter per share results are based on 12.8 million diluted and 10.2 million diluted weighted average shares outstanding during the 2004 and 2003 three-month periods, respectively. Vitran’s equity offering, completed in December 2003, accounts for the year-over-year increase in weighted average shares.

For the nine-months ended September 30, 2004, Vitran’s net income grew 47 percent to $10.6 million, or $0.83 per diluted share on revenues of $278.1 million. In the nine-month period ended September 30, 2003, the Company recorded net income of $7.2 million, or $0.72 per diluted share on $246.5 million in revenues. Per share results for the 2004 nine-month period are based on 12.7 million diluted and 10.0 million diluted weighted average shares outstanding, respectively.

-more-

“Vitran achieved positive comparisons across LTL operating metrics in the U.S. and Canadian operations during the 2004 third quarter,” stated President and Chief Executive Officer Rick Gaetz. “Importantly, we reduced our operating ratio (OR) for the LTL division to 92.5, compared to 93.4 in the year-ago period. We continue to be pleased with our consistent progress across all of our business segments, and a strong, Company-wide team effort led to a 49 percent net income increase, as we grew our top line by 14 percent in the third quarter.”

Segmented Results

Income from operations at Vitran’s LTL (less-than-truckload) segment rose 29 percent during the 2004 third quarter to $5.9 million, led by 13 percent revenue growth in the U.S. division, and a 9 percent rise at the Company’s Canadian LTL segment. All other key LTL metrics also showed year-over-year improvement during the 2004 three-month period.

     Vitran’s Truckload segment increased revenue by 12 percent to $9.3 million and posted income from operations of $0.6 million in the 2004 third quarter. The OR improved to 94.0 from 97.5, reflecting a stable Midwestern U.S. pricing environment.

     Vitran’s Logistics segment improved revenue and income from operations 22 percent and 6 percent, respectively in the 2004 third quarter, compared to the prior year period. The Company opened a new logistics facility in Toronto at the end of Q2’04, causing an increase in the third quarter OR to 95.9, as the Supply Chain unit works to fill the added capacity.

Guidance Update

Based on the 2004 financial performance to date and favorable current market conditions, Vitran management is increasing its 2004 full year EPS guidance range to $1.08 — $1.15 per diluted share, from a range of 1.05 to $1.12 per diluted share.

About Vitran Corporation Inc.

Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (AMX:VVN, TSX:VTN), visit the website at www.vitran.com.

Information in this news announcement relating to projected growth, improvements in productivity and future results constitutes forward-looking statements. Actual results in future periods may differ materially from the forward-looking statements because of a number of risks and uncertainties, including but not limited to economic factors, demand for the Company’s services, fuel price fluctuations, the availability of employee drivers and independent contractors, risks associated with geographic expansion, capital requirements, claims exposure and insurance costs, competition and environmental hazards. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

(tables follow)

Vitran Corporation Inc.
Consolidated Balance Sheets
(in thousands of United States dollars)

	Sept. 30, 2004	Dec. 31, 2003
	(unaudited)
Assets
Current assets:
Cash	$12,496	$12,417
Marketable securities	28,196	26,996
Accounts receivable	44,864	35,685
Inventory, deposits and prepaids	6,240	5,847
Future income tax assets	3,763	4,101

	95,559	85,046
Capital assets	35,687	35,102
Goodwill	45,019	44,865

	$176,265	$165,013

Liabilities and Shareholders’ Equity
Current liabilities:
Account payable and accrued liabilities	$37,521	$34,092
Income and other taxes payable	2,929	4,007
Current portion of long-term debt	8,675	8,313

	49,125	46,412
Long-term debt	11,427	17,931
Future income tax liabilities	3,882	2,715
Shareholders’ equity:
Capital stock	60,760	59,358
Contributed surplus	177	—
Retained earnings	50,607	40,029
Cumulative translation adjustment	287	(1,432)

	111,831	97,955

	$176,265	$165,013

(Statements of Income follows)

Vitran Corporation Inc.
Statements of Income
(unaudited)
(in thousands of United States dollars except for share and per share amounts)

	Three Months		Nine Months
	Ended Sept. 30,		Ended Sept. 30,
	2004	2003	2004	2003
Revenues	$96,995	$84,889	$278,072	$246,493
Operating expenses	82,269	71,453	236,508	209,193
Selling, general and administrative expenses	7,267	7,577	23,631	22,552

	89,536	79,030	260,139	231,745

Income from operations before depreciation	7,459	5,859	17,933	14,748
Depreciation expense	1,295	1,360	3,835	4,093

Income from operations before undernoted	6,164	4,499	14,098	10,655
Interest expense, net	(7)	(310)	(87)	(1,117)
Gain (loss) on sale of capital assets	29	(37)	142	(137)

	22	(347)	55	(1,254)
Income from operations before income taxes	6,186	4,152	14,153	9,401
Income taxes	1,644	1,107	3,575	2,215

Net income	$4,542	$3,045	$10,578	$7,186

Earnings per share:
Basic	$0.37	$0.32	$0.86	$0.75

Diluted	$0.36	$0.30	$0.83	$0.72

Weighted average number of shares
Basic	12,339,956	9,557,681	12,241,013	9,541,452

Diluted	12,774,744	10,157,160	12,730,065	10,038,335

(additional financial information follows)

Vitran Corporation Inc.
Consolidated Statements of Cash Flows
(unaudited)
(In thousands of United States dollars)

	Three months	Three months	Nine months	Nine months
	Ended	Ended	Ended	Ended
	Sept. 30, 2004	Sept. 30, 2003	Sept. 30, 2004	Sept. 30, 2003
Cash provided by (used in):
Operations:
Net income	$4,542	$3,045	$10,578	$7,186
Items not involving cash from operations
Depreciation and amortization	1,295	1,360	3,835	4,093
Future income taxes	1,726	516	1,557	236
Stock based compensation expense	119	—	177	—
Loss (gain) on sale of capital assets	(29)	37	(142)	137

	7,653	4,958	16,005	11,652
Change in non-cash working capital components	(480)	(1,719)	(7,221)	(5,726)

	7,173	3,239	8,784	5,926
Investments:
Purchase of capital assets	(915)	(792)	(3,993)	(2,384)
Proceeds on sale of capital assets	28	39	242	330
Purchase of marketable securities	(148)	—	(439)	—

	(1,035)	(753)	(4,190)	(2,054)
Financing:
Repayment of long-term debt	(2,169)	(1,815)	(6,146)	(5,364)
Issue of Common shares upon exercise of stock options	503	660	1,402	830
Repurchase of Common shares	—	—	—	(644)

	(1,666)	(1,155)	(4,744)	(5,178)
Effect of translation adjustment on cash	63	168	229	(535)

Increase (decrease) in cash position	4,535	1,499	79	(1,841)
Cash position, beginning of period	7,961	4,662	12,417	8,002

Cash position, end of period	$12,496	$6,161	$12,496	$6,161

Change in non-cash working capital components:
Accounts receivable	$(2,343)	$(1,985)	$(9,179)	$(9,079)
Inventory, deposits and prepaid expenses	(1,077)	(946)	(393)	108
Income and other taxes recoverable/payable	(1,019)	139	(1,078)	669
Accounts payable and accrued liabilities	3,959	1,073	3,429	2,576

	$(480)	$(1,719)	$(7,221)	$(5,726)

(additional financial information follows)

LTL Statistical Information — U.S. and CDN Divisions

For the quarter ended
September 30, 2004

	U.S. LTL	Q. over Q.		CDN LTL	Q. over Q.
($U.S.)	Division	% Change	($CDN)	Division	% Change
Revenue (000’s)	$44,866	12.5	Revenue (000's)	$44,023	8.8
No. of Shipments	391,437	7.2	No. of Shipments	236,644	3.0
Weight (000’s lbs)	557,544	9.1	Weight (000's lbs)	442,382	2.3
Revenue per shipment	$114.62	4.9	Revenue per shipment	$186.03	5.6
Revenue per CWT	$8.05	3.1	Revenue per CWT	$9.95	6.3

Supplementary Segmented Financial Information
(000’s of $US)

For the quarter ended	For the quarter ended
September 30, 2004	September 30, 2003

		Inc. from				Inc. from
	Revenue	Operations	OR%		Revenue	Operations	OR%
LTL	78,727	5,872	92.5	LTL	69,228	4,565	93.4
LOG	8,936	367	95.9	LOG	7,347	345	95.3
TL	9,332	562	94.0	TL	8,314	205	97.5

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